                                                                   EXHIBIT 10.39


                      DIVIDED REPLACEMENT NOTE NUMBER ONE
                      -----------------------------------

$22,507,537.00                                     Dated as of February 12, 1999

     FOR VALUE RECEIVED, Topp Telecom, Inc., a corporation organized and existing under the laws of Florida (the "Borrower"), promises to pay to the order of CellStar, Ltd., a limited partnership organized and existing under the laws of Texas (the "Lender"), at the principal office of the Lender at 1730 Briercroft Court, Carrolton, Texas 75006 (or at such other office or location as the Lender shall specify to the Borrower in writing from time to time), the principal sum of TWENTY TWO MILLION FIVE HUNDRED SEVEN THOUSAND FIVE HUNDRED THIRTY SEVEN DOLLARS ($22,507,537.00) (the "Loan"), in lawful money of the United States of America, and to pay interest on the aggregate unpaid daily average outstanding principal balance hereof in like money at such office from the date hereof until the principal hereof shall have become due and payable by acceleration or otherwise, at a fixed rate per month equal to six tenths of one percent (.60%) per month.

     Interest on this Note shall be due and payable in quarterly installments on the last day of January, April, July and October, commencing on April 30, 1999 (and at maturity, whether by acceleration or otherwise). The entire amount of principal and accrued interest outstanding under this Note shall be due and payable on January 31, 2003. Interest under this Note shall be calculated on the average daily balance from time to time outstanding, on the basis of a 360-day year for the actual number of days elapsed (i.e. 1/360th of a full year's interest shall accrue for each day any principal amount of the Loan is outstanding).

     Principal on this Note shall be due and payable in twelve equal quarterly installments of $1,875,628.10 on the last day of January, April, July and October, commencing on April 30, 2000 (and at maturity, whether by acceleration or otherwise).

     The principal amount of this Note and all outstanding accrued interest shall be payable in full, together with any accrued and unpaid interest thereon, on January 31, 2003 (the "Maturity Date").

     This Note will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Borrower outstanding from time to time, provided that so long as no payment of principal or interest under Senior Indebtedness shall be due and unpaid, the Borrower shall pay (a) scheduled installments of interest on this Note as and when the same become due and payable, and (b) scheduled installments of principal on this Note as and when the same become due and payable.

     Upon any distribution to creditors of the Borrower in a liquidation or dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property, an assignment for the benefit of creditors or any marshalling of the Borrower's assets and liabilities, the holders of Senior Indebtedness of the Borrower will be entitled to receive payment in full of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Lender will be entitled to receive any payment with respect to the Note, and until all obligations with respect to Senior Indebtedness are paid in full, any distribution to which the Lender would be entitled shall be made to the holders of Senior Indebtedness.

     Prior to a default under this Note, all payments received by Lender under this Note, including, without limitation, any prepayments, shall be applied first to accrued and unpaid interest under this Note (including interest payable but not yet due) and then to the principal of indebtedness hereunder.

     All payments by the Borrower under this Note shall be in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Note. Notwithstanding anything to the contrary contained in this paragraph, the Borrower shall not be liable for the payment of any tax on or measured by net income imposed on the Lender pursuant to the income tax laws of the United States or by the jurisdiction under the laws of which the Lender is organized or is or should be qualified to do business or any political subdivision thereof. The Borrower shall further pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note (herein referred to as "Other Taxes"). The Borrower shall pay all Taxes and Other Taxes when due (and indemnify the Lender against any liability therefor) and shall promptly (and in any event not later than 30 days thereafter) furnish to the Lender any certificates, receipts and other documents which may be required (in the reasonable judgment of the Lender) to establish any tax credit to which the Lender may be entitled. The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by the Lender or any liability (including interest and penalties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Without prejudice to the survival of any other agreement of the Borrower hereunder, the obligations of the Borrower under this paragraph shall survive the termination of this Note and the repayment of the Loan.

     For the purposes hereof, the following terms shall have the following meanings:

     "Business Day" shall mean a day on which commercial banks are open for
      ------------
     business in Dallas, Texas.

     "Governmental Authority" shall mean, as to any Person, any government (or
      ----------------------
     any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over such Person or any of its business, operations or properties.

     "Indebtedness" shall mean, all obligations of the Borrower for borrowed
      ------------
     money and any amendments, renewal, extension, deferral, modification, restructuring or refunding of any such indebtedness.

     "Person" shall mean any natural person, corporation, unincorporated
      ------
     organization, trust, joint-stock company, joint venture, association, company, partnership or Governmental Authority.

     "Senior Indebtedness" shall mean any and all Indebtedness of the Borrower;
      -------------------
     provided that the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be senior in right of payment to this Note.

     Upon the happening of any of the following events, each of which shall constitute a default hereunder (herein referred to as an "Event of Default"), all liabilities of the Borrower to the Lender under this Note shall thereupon or thereafter, at the option of the Lender, without notice or demand, become due and payable; provided, however, that in the event of an Event of Default under Subsection (a) below, no acceleration shall occur unless any amounts due remain unpaid following the expiration of five (5) days following any written notice to the Borrower of such Event of Default:

     (a) failure of the Borrower to pay in full, when due, any monetary liability whatsoever under this Note, including, without limitation, any principal installment of this Note or interest installment hereon for any reason or by reason of subordination, within five (5) business days following the due date thereof;
     (b) (i) the Borrower shall make an assignment for the benefit of creditors, petition or apply to any court or other tribunal for the appointment of a custodian, receiver or any trustee or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (ii) or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower, in which an order for relief is entered and remains undismissed for a period of thirty (30) days or more; (iii) the Borrower, by any act or omission shall indicate consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; (iv) the Borrower shall generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or (v) the Borrower shall have concealed, removed or permitted to be concealed or removed any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or (vi) be "insolvent," as such term is defined in the federal bankruptcy code of the United States or under the laws of the jurisdiction in which the Borrower is organized;
     (c) the taking of possession of any substantial part of the property of the Borrower at the instance of any Governmental Authority, which is not cured within twenty (20) days;
     (d)      the dissolution of Borrower;
     (e) an Event of Default (as defined therein) has occurred under any of the Topp Notes (as hereinafter defined); provided, that, such lender has exercised his right to accelerate the payment due under the Note prior to its scheduled maturity date.

     If there shall occur any Event of Default hereunder, the entire outstanding principal balance under this Note shall bear interest for any period during which such principal or interest shall be overdue or during the pendency of any such Event of Default at the rate of eighteen percent (18%) per annum (the "Default Rate"), payable on demand.

     The Borrower agrees to pay all reasonable costs incurred by any holder hereof, including reasonable attorneys' fees (including those for appellate proceedings), incurred in connection with any Event of Default, or in connection with the collection or attempted collection or enforcement hereof, whether or not legal proceedings may have been instituted.

     In the event of any demand by Lender for payment hereunder or if an Event of Default has occurred, the Borrower shall immediately provide written notice to the holders of the Topp Notes (as hereinafter defined) at the address therefor in the Borrower's books and records.

     All parties to this Note, including the Borrower and any sureties, endorsers or guarantors, hereby waive presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange or substitution of any security for this Note or by way of any extension or extensions of time for payment of principal or interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice to or consent of any of them.

     Rights and remedies of the holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or a reinstatement of the debt evidenced hereby or a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the laws of the State of Florida, by agreement, or otherwise; and Borrower and each endorser hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be modified, altered or amended orally, and shall be modified, altered or amended only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     None of Lender or its affiliates, officers, directors, employees, agents or representatives shall be responsible to Borrower for any act or failure to act hereunder or pursuant hereto, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor for any punitive, exemplary, indirect or consequential damages.

     Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) which limit the maximum rate of interest which may be charged or collected by the Lender; provided, however, that nothing herein shall
                                    --------  -------
be construed to limit the Lender to presently existing maximum rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation. In the event that the Borrower makes any payment of interest, fees or other charges, however denominated, pursuant to this Note, which payment results in the interest paid to the Lender to exceed the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to the Lender as of the date of such payment, or if such excess exceeds the amount of principal owed to the Lender as of the date of such payment, the difference shall be paid by the Lender to the Borrower.

     This Note, together with the other Divided Replacement Notes (as hereinafter defined) amends and restates in its entirety, but does not satisfy the indebtedness evidenced by, that certain Promissory Note, dated as of September 1, 1998, in the principal amount of up to $26,990,000, made by Borrower payable to the order of Lender (the "Existing Note"). Immediately prior to the effectiveness of this Note, the outstanding principal balance of the Existing Note is $26,990,000. As of the date hereof, and without any further action on the part of any party, the entire outstanding principal balance of the Existing Note shall be deemed to be outstanding under this Note and the Divided Replacement Notes with the same allocation between principal and interest as under said Existing Note. Nothing herein shall be deemed as a satisfaction, novation or refinancing of the indebtedness evidenced by the Existing Note. For the purposes hereof, "Divided Replacement Notes" means and includes the following: (i) this Note, (ii) that certain Divided Replacement Note Number Two in the principal amount of $838,165, dated as of the date hereof, made by the Borrower payable to the order of the Lender ("Divided Replacement Note Number Two"), (iii) that certain Divided Replacement Note Number Three in the principal amount of $837,165, dated as of the date hereof, made by the Borrower payable to the order of the Lender ("Divided Replacement Note Number Three"), (iv) that certain Divided Replacement Note Number Four in the principal amount of $265,394, dated as of the date hereof, made by the Borrower payable to the order of the Lender ("Divided Replacement Note Number Four"), (v) that certain Divided Replacement Note Number Five in the principal amount of $279,138, dated as of the date hereof, made by the Borrower payable to the order of the Lender ("Divided Replacement Note Number Five"), and (vi) that certain Divided Replacement Note Number Six in the principal amount of $279,138, dated as of the date hereof, made by the Borrower payable to the order of the Lender ("Divided Replacement Note Number Six").

     The Dividend Replacement Notes Number Two, Three, Four, Five and Six being endorsed and assigned to David Topp, Mark Topp, Dora Topp, David and Dora Topp as joint tenants with right of survivorship and Risia Topp Wine, pro rata shall be referred to herein as the "Topp Notes".

     All scheduled payments of principal and interest on this Note and the Topp Notes shall be made pro rata; provided that if the Borrower has insufficient funds to permit full payment of all principal and interest which so becomes due and payable, then such funds shall be allocated first to the repayment of interest pro rata based upon the amount of interest due and payable under this Note and the Topp Notes and then to the payment of principal pro rata based upon the amount of principal due and payable under this Note and the Topp Notes, provided that in all events, the failure by the Borrower to make full payment of all principal and interest which so becomes due and payable shall constitute an Event of Default hereunder. In the event that the holder of this Note and the Topp Notes receives an amount in excess of the amount to which such holder is entitled by operation of the preceding sentence, such holder shall be deemed to have received such excess amount in trust for the benefit of the other holder receiving less than the amount to which such holder is so entitled, and shall promptly remit such excess amount to such other holder so as to give effect to such preceding sentence.


     The Borrower shall have the right, at any time or from time to time, to prepay the Note in whole or in part, without premium or penalty; provided, that, each prepayment by the Borrower shall be applied, first, to pay interest accrued and unpaid as of the date of prepayment under this Note and each Topp Note (this Note and the Topp Note shall be referred to collectively as the "New Notes"); provided, further, that (i) prepayments by the Borrower under this Note and each Topp Note shall be made first to accrued interest as of the date of prepayment under this Note and each Topp Note pro rata, and then to principal outstanding under this Note as of the date of prepayment under this Note, pro rata, in inverse order of maturity and (ii) the preceding clause (i) shall not apply to prepayments resulting from the exercise of preemptive rights or the exercise of the Borrower's right to set off, as described below. For the purposes hereof, as to a New Note, (i) as to interest, "pro rata" shall mean the percentage interest accrued and unpaid to the date of prepayment of such New Note divided by the interest accrued and unpaid to the date of prepayment on all of the New Notes and (ii) as to principal, "pro rata" shall mean the principal amount outstanding as of the date of prepayment of such New Note divided by the principal amount outstanding as of the date of prepayment on all of the New Notes. Nothing herein shall be construed to prohibit the Lender from accepting prepayments of principle or interest in whole or in part.

     The Borrower may satisfy amounts due under this Note by right of set off, to the extent permitted by applicable law, against any amounts payable under any credits or other obligations due Borrower from the Lender that are not paid as and when due; provided, however, that (i) the proposed set off is approved by the Borrower's board of directors at a meeting in which the director designated by CellStar Telecom, Inc. is present, and (ii) any amounts set off shall be applied as though it were a prepayment under this Note, as set forth above.

     The rights and obligations of the Lender hereunder may be assigned as security, to Chase Bank of Texas, N.A., or to any other lender which is a party to the Credit Agreement dated October 15, 1997 by and among CellStar, Ltd., Chase Bank of Texas, N.A. and the other Banks thereunder (the "Credit Agreement"), or to any successor lenders under the Credit Agreement, or to creditors under any credit agreement of CellStar, Ltd., entered into subsequent to the date hereof, without any approval or consent of, or notice to, the Borrower.

     All notices and other communications to the Borrower under this Note shall be deemed given when delivered personally or by overnight mail to the Borrower at Topp Telecom, Inc., 8390 N.W. 25th Street, Miami, Florida 33122, Attention:
F.J. Pollak.

        IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. BORROWER HEREBY, AND THE LENDER BY ITS ACCEPTANCE OF THIS NOTE, CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN MIAMI-DADE COUNTY, FLORIDA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE, PROVIDED, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR
                       --------
OPERATE TO

PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

THE BORROWER HEREBY, AND THE LENDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS NOTE OR THE TRANSACTIONS RELATED HERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE LOAN EVIDENCED BY THIS NOTE.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

                                       Topp Telecom, Inc.,
                                       a Florida corporation


                                       By:    /s/ F. J. POLLAK
                                            ------------------------------
                                       Its:  President
                                            ------------------------------

     The undersigned, CellStar, Ltd., a Texas limited partnership, hereby assigns and endorses, without recourse, representation or warranty, this Promissory Note, this 17th day of February 1999, to Chase Bank of Texas, N.A., as Agent for itself and other Banks under that Certain Credit Agreement dated October 15, 1997, by and among CellStar, Ltd., Chase Bank of Texas, N.A. and the other Lenders thereunder, as amended. 1998.

                                             CellStar, Ltd.
                                             By National Auto Center, Inc.
                                             Its General Partner


                                              /s/ ELAINE FLUD RODRIGUEZ
                                             -----------------------------
                                             By:  Elaine Flud Rodriguez
                                             Its: Vice President